Press Release

SOURCE: Westsphere Asset Corporation, Inc.

Tuesday June 30, 2009

PRESS RELEASE

Source: Westsphere Asset Corporation, Inc. (“Westsphere”)

Calgary Alberta, Canada Westsphere Asset Corporation, Inc. today announces the calling of a special meeting of the shareholders on the 25th day of July 2009.  This meeting will take place in Calgary, Alberta at Suite 12, 3620 – 29th Street N.E. at 11:00 AM.

The purpose of this meeting will be:

1.

To ratify and approve the distribution of shares in Westsphere Systems (US) Inc. to the shareholders of Westsphere Asset Corporation Inc. (shareholders of record as of April 9th, 2009) as per the WSHE press release and 8K filing date March 9, 2009.

2.

To accept the resignation of Company President and CEO, Doug Mac Donald.

3.

To approve the appointment of Murray W. Schultz to the position of President and CEO.

4.

To approve the change of direction of the company’s business from its previous activities to financial and technology-related pursuits of consequence in the current economic environment.

5.

To approve the purchase of the assets of Yaletown Capital Inc., a private company involved in the secured financing of tax credits and distribution contacts for film and television.

6.

To approve the changing of the company name from Westsphere Asset Corporation Inc. to Accensor Capital Corporation.

7.

To approve a reverse stock split of WSHE issued and outstanding common stock at a rate of four to one (4:1) with all fractional shares rounded up to the next whole number by exchanging one (1) new share for every four (4) old shares .

8.

To approve the exchange of WSHE issued and outstanding preferred shares for common shares equal to fifteen (15%) percent of the total amount of shares issued related to the purchase of the assets of Yaletown Capital Inc. and the initial private placement of $280,000 USD.

9.

To accept the resignation of the current Board of Directors of the company

10.

To elect five (5) members to the Board of Directors including one Director to be appointed by the Board of Directors of Westsphere Systems (US) Inc. (“WSI”).  The WSI appointed Director shall continually sit as a Board Member until such time as all outstanding advances, secured by General Security Agreement, made by WSI to the Corporation have been repaid.

We will be posting a full overview of the business of Accensor Capital Corporation for our shareholder’s perusal on the Westsphere Asset website and hope that all of our shareholders will examine the direction which Mr. Schultz is moving toward.”

About Westsphere Asset Corporation

Westsphere Asset Corporation, Inc. (WSHE) is a financial holding company in

Canada.  The Company has established a strong presence in the privately owned Canadian banking sector including Automated Banking Machines (ABM),

Point of Sale Machines (POS), Online Computer Banking (OCB) and

E-Commerce transaction security and payment.  Westsphere maintains and services an ABM network across Canada and is a full participating member of the Canadian INTERAC Banking System with its Switch Processor Westsphere

Systems Inc.

Financial Profile:

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CAPITALIZATION: 75,000,000 COMMON SHARES WITH NO PAR VALUE

•

SHARES ISSUED: Common- 591,726

•

    : Voting Preferred- 1,417,118

•

For further details, please refer to WSHE website

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WSHE Symbol OTCBB

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Transfer Agent: Holladay Stock Transfer Inc.

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2939 North 67th Place

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Scottsdale, Arizona 85251

DISCLAIMER

Forward-Looking Statements: This news release contains certain forward-looking statements. All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.

# 12-3620 29 Street, Calgary, Alberta, Canada     T1Y 5Z8